Exhibit 10.12(a)

AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT

This Amendment is made effective as of the 10th day of November, 2016.

BETWEEN:

MITEL NETWORKS CORPORATION

(hereinafter referred to as the “Employer” or “Mitel”)

-and-

RICHARD MCBEE

(hereinafter referred to as the “Employee”)

WHEREAS:

i)	Employer and the Employee entered into an Employment Agreement dated January 13th, 2011, (the “Employment Agreement”) and,

ii)	Employer and Employee now wish to amend the Employment Agreement on the terms set out below, as of the effective date hereof;

NOW THEREFORE, in consideration of the sum of $5.00 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto hereby mutually covenant and agree as follows:

1.	The Employment Agreement shall be amended as follows:

(a)	Section 4 of the Employment Agreement shall be renamed “Equity Based Compensation” and a new Section 4(d) shall be added:

“For services rendered by the Employee in the course of the employment hereunder, the Employee shall, from time to time, be eligible to receive certain equity based compensation, including but not limited to restricted stock units (“RSUs”) and options to purchase common share of Mitel. All such equity based compensation will be subject to the terms and conditions of the grant and the terms and conditions of the plan under which they are granted. In the event of conflict between the terms of this Agreement, the terms of the grant and the terms of the Plan under which they are granted, precedence shall be in that order.”

(b)	The following provision will be added as Section 4 (e) to the Employment Agreement:

“All equity based compensation becomes 100% fully vested and payable upon a Change of Control, as defined in section 6(e) of this Employment Agreement, and any performance-based targets shall be deemed to have been satisfied at 100%.”

(c)	The definition for Change of Control under Section 6(e) shall be amended to:

(i)	delete the following language from (i):

“provided that such transaction(s) shall not constitute a Change of Control to the extent that (i) the transaction is an acquisition by the company of another entity, (ii) such acquisition is financed by the issuance of equity by the company to a financial sponsor, and (iii) neither Terence Matthews, Francisco Partners or any of their respective affiliates disposes of any shares of the company as a result of such transaction(s);”

(ii)	delete (iii) entirely, which states “the complete liquidation or dissolution of the Employer”:

(iii)	add of the following at the end of the definition:

”provided however that any such Change in Control event shall also meet the definition of “change in ownership” or “change in control” within the meaning of Section 409A of the Internal Revenue Code.

(d)	Section 7(e), under the heading “Employee Covenants”, will be deleted and replaced with the following:

“In the event that the Employee breaches any of the Employee’s ongoing obligations under this Section 7, then notwithstanding anything to the contrary in the terms under which they were granted or in this Agreement:

i.	any equity based compensation, including but not limited to stock options or RSUs, granted to the Employee hereunder that are not yet expired, whether or not such equity based compensation has vested or remains unvested, shall immediately expire; and

ii.	the Employee will immediately forfeit the already paid Severance Payment, and will not be entitled to receive any portion of, any unpaid remainder of the Severance Payment.”

(e)	References in Section 11, under the heading “Clawback” to “Option Plan” will be deleted and replaced with “Equity Plan”.

2.	All other terms and conditions of the Employment Agreement remain in full force and effect.

3.	The Employee has been provided with the opportunity to obtain independent legal advice with respect to this Amendment.

(Signature Page Follows)

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

MITEL NETWORKS CORPORATION		RICHARD MCBEE

By:	/s/ Gregory Hiscock	By:	/s/ Richard McBee

Gregory Hiscock
VP, General Counsel and Corporate Secretary

(Signature Page to Amendment No. 1 to McBee Employment Agreement)